Graphic Packaging Holding Company Reports Third Quarter 2023 Financial Results

Highlights
•Net Sales were $2,349 million, a decrease of 4% versus the prior year quarter.
•Net Income was $170 million, a decrease of 12% versus the prior year quarter.
•Adjusted EBITDA was $482 million, an increase of 9% versus the prior year quarter.
•Earnings per Diluted Share were $0.55, a decrease of 11% versus the prior year quarter.
•Adjusted Earnings per Diluted Share were $0.74, an increase of 10% versus the prior year quarter.
•Continued progress of multi-year coated recycled paperboard (CRB) system transformation.
•Completed acquisition and commenced integration of Bell Incorporated in September.
•Published 2022 ESG Report demonstrating progress on Vision 2025 ESG goals.

ATLANTA, October 31, 2023 – Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading fiber-based consumer packaging company, today reported results for the third quarter of 2023.

Net Income for third quarter 2023 was $170 million, or $0.55 per share, based upon 309.2 million weighted average diluted shares. This compares to third quarter 2022 Net Income of $193 million, or $0.62 per share, based upon 309.6 million weighted average diluted shares.

The third quarters of 2023 and 2022 were impacted by a net negative $42 million and a net positive $3 million of special charges, respectively. When adjusting for special charges and amortization of purchased intangibles, Adjusted Net Income for the third quarter of 2023 was $229 million, or $0.74 per diluted share. This compares to third quarter 2022 Adjusted Net Income of $207 million, or $0.67 per diluted share.

Michael Doss, the Company’s President and CEO said, “We made further progress toward achieving Vision 2025 goals in the quarter, operating the business at sustained, higher margin levels supported by our innovation engine and focus on consumer packaging. Our multi-year CRB system transformation continues with the 550,000-ton K2 recycled paperboard machine fully ramped and operating at or above committed efficiency and quality levels. Correspondingly, with the recent decommissioning of our longest-running CRB machine, we have removed approximately 480,000 tons of higher-cost, less-efficient production capacity since beginning the project in 2019. Paperboard quality on our state-of-the-art machine is generating significant interest and we recently sold our first packaging solution utilizing the new Pacesetter Rainier recycled paperboard. Finally, in alignment with our balanced approach to capital allocation and investments for growth, we completed the Bell Incorporated acquisition during the quarter, further expanding our portfolio of solutions into new product categories.

"Despite the continuing modest impact to packaging volume caused by inventory normalization and some fluctuations in consumer purchasing behavior, we delivered Adjusted EBITDA growth and margin expansion in the quarter. We exercised a disciplined approach to production and actively managed our supply to the current demand environment. During the quarter, we reduced paperboard production by 150,000 tons. Importantly, we remain on track to achieve $1.9 billion in Adjusted EBITDA, the midpoint of guidance for 2023, an increase of $300 million from 2022. In addition, leverage exiting the year is expected to return to the lower end of our targeted range. We were pleased to publish our 2022 ESG Report in September, and to learn in early October the Science Based Targets initiative approved our 2032 carbon reduction goals. We are focused on driving innovation with customers and advancing the circularity of our products. As we do this, we are fulfilling our purpose to package life’s everyday moments for a renewable future.”

Operating Results

Net Sales

Net Sales decreased 4% to $2,349 million in the third quarter of 2023, compared to $2,451 million in the prior year period. The $102 million decrease was driven by $223 million of unfavorable volume/mix. This was partially offset by $92 million of positive pricing and $29 million of foreign exchange impact.

EBITDA

EBITDA for the third quarter of 2023 was $448 million, $16 million higher than the third quarter of 2022. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA was $482 million in the third quarter of 2023 versus $441 million in the third quarter of 2022. When comparing against the prior year quarter, Adjusted EBITDA in the third quarter of 2023 was positively impacted by $92 million in pricing, $32 million in commodity input cost deflation, $19 million in favorable net performance, and $5 million of foreign exchange impact. This was partially offset by $64 million in unfavorable volume/mix and $43 million in labor, benefits and other inflation.

Other Results

Total Debt (Long-Term, Short-Term and Current Portion) increased $73 million during the third quarter of 2023 to $5,608 million compared to the second quarter of 2023. Total Net Debt (Total Debt less Cash and Cash Equivalents) increased $52 million during the third quarter of 2023 to $5,462 million compared to the second quarter of 2023. The Company returned $39 million in total capital to stockholders, including $31 million in dividend payments and $8 million via share repurchases, in the third quarter of 2023. The Company's third quarter 2023 Net Leverage Ratio was 3.0x Adjusted EBITDA compared to 3.0x at the end of the second quarter 2023.

At September 30, 2023, the Company had available liquidity of $1,185 million, including the undrawn availability under its global revolving credit facilities.

Net Interest Expense was $62 million in the third quarter of 2023, higher when compared to $53 million reported in the third quarter of 2022 due to higher interest rates.

Capital expenditures for the third quarter of 2023 were $207 million, higher when compared to $84 million in the third quarter of 2022 due to the Waco, Texas CRB mill project.

Third quarter 2023 Income Tax Expense was $54 million, up from $49 million in the third quarter of 2022.

Full Year 2023 Guidance

The Company updated its 2023 guidance to reflect current expectations and the acquisition of Bell Incorporated, which closed during the third quarter.
•Net Sales are expected to be $9.5 billion to $9.6 billion.
•Adjusted EBITDA is expected to be $1.875 billion to $1.925 billion.
•Adjusted Cash Flow is expected to be $600 million to $700 million.
•Net Leverage Ratio at year-end is expected to be 2.6x to 2.7x Adjusted EBITDA.
•Adjusted Earnings per Diluted Share (Excluding Amortization of Purchased Intangibles) is expected to be $2.85 to $3.00.

Non-GAAP Reconciliation

Please note that a tabular reconciliation of Net Organic Sales Growth, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS (Excluding Amortization of Purchased Intangibles), Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow and Total Net Debt is attached to this release.

Earnings Call
The Company will host a conference call at 10:00 a.m. ET today (October 31, 2023) to discuss the results of third quarter 2023. The conference call will be webcast and can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com. Participants may also listen via telephone by referencing conference ID 856688 and dialing:
•833-470-1428 from the United States,
•833-950-0062 from Canada, and
•929-526-1599 from outside the United States and Canada.

Forward Looking Statements
Any statements of the Company's expectations in this press release, including but not limited to updated 2023 Net Sales, Adjusted EBITDA, Adjusted Cash Flow, Net Leverage Ratio and Adjusted Earning per Diluted Share guidance, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally and the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company’s future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of sustainable fiber-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States and Europe, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. The Company's customers include many of the world's most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except per share amounts	2023	2022	2023	2022
Net Sales	$2,349	$2,451	$7,179	$7,054
Cost of Sales	1,799	1,940	5,563	5,715
Selling, General and Administrative	220	203	622	569
Other Expense, Net	15	6	48	6
Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	28	9	62	126
Income from Operations	287	293	884	638
Nonoperating Pension and Postretirement Benefit Income (Expense)	(1)	2	(2)	5
Interest Expense, Net	(62)	(53)	(180)	(143)
Income before Income Taxes	224	242	702	500
Income Tax Expense	(54)	(49)	(175)	(134)
Net Income	$170	$193	$527	$366

Net Income Per Share — Basic	$0.55	$0.63	$1.71	$1.18
Net Income Per Share — Diluted	$0.55	$0.62	$1.70	$1.18

Weighted Average Number of Shares Outstanding - Basic	308.3	308.8	308.4	308.9
Weighted Average Number of Shares Outstanding - Diluted	309.2	309.6	309.3	309.7

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	September 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and Cash Equivalents	$146	$150
Receivables, Net	881	879
Inventories, Net	1,741	1,606
Other Current Assets	90	71
Total Current Assets	2,858	2,706
Property, Plant and Equipment, Net	4,799	4,579
Goodwill	2,072	1,979
Intangible Assets, Net	819	717
Other Assets	357	347
Total Assets	$10,905	$10,328

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$762	$53
Accounts Payable	944	1,123
Other Accrued Liabilities	732	757
Total Current Liabilities	2,438	1,933
Long-Term Debt	4,821	5,200
Deferred Income Tax Liabilities	679	668
Other Noncurrent Liabilities	426	377

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $0.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 306,869,053 and 307,116,089 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	3	3
Capital in Excess of Par Value	2,059	2,054
Retained Earnings	876	469
Accumulated Other Comprehensive Loss	(399)	(377)
Total Graphic Packaging Holding Company Shareholders' Equity	2,539	2,149
Noncontrolling Interest	2	1
Total Equity	2,541	2,150
Total Liabilities and Shareholders' Equity	$10,905	$10,328

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
In millions	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$527	$366
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	465	415
Deferred Income Taxes	18	67
Amount of Postretirement Expense Less Than Funding	(6)	(17)
Other Asset Impairment Adjustments	23	93
Other, Net	61	43
Changes in Operating Assets and Liabilities	(386)	(347)
Net Cash Provided by Operating Activities	702	620
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(575)	(429)
Packaging Machinery Spending	(17)	(16)
Acquisition of Businesses, Net of Cash Acquired	(361)	—
Beneficial Interest on Sold Receivables	110	83
Beneficial Interest Obtained in Exchange for Proceeds	(27)	(2)
Other, Net	(5)	(3)
Net Cash Used in Investing Activities	(875)	(367)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(37)	(22)
Payments on Debt	(18)	(10)
Borrowings under Revolving Credit Facilities	3,631	3,166
Payments on Revolving Credit Facilities	(3,266)	(3,387)
Repurchase of Common Stock related to Share-Based Payments	(22)	(18)
Dividends Paid	(92)	(69)
Other, Net	(8)	9
Net Cash Provided by (Used In) Financing Activities	188	(331)
Effect of Exchange Rate Changes on Cash	(8)	(11)
Net Increase (Decrease) in Cash and Cash Equivalents	7	(89)
Cash and Cash Equivalents at Beginning of Period (includes $5 million classified as held for sale as of December 31, 2022)	155	172
Cash and Cash Equivalents at End of Period (includes $16 million and $1 million as classified as held for sale as of September 30, 2023 and 2022 respectively)	$162	$83

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, Total Net Debt and Net Organic Sales Growth. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Net Organic Sales Growth are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance, liquidity or net sales presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2023	2022	2023	2022
Net Income	$170	$193	$527	$366
Add:
Income Tax Expense	54	49	175	134
Interest Expense, Net	62	53	180	143
Depreciation and Amortization	162	137	469	418
EBITDA	$448	$432	$1,351	$1,061
Charges Associated with Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net (a)	34	9	68	126
Adjusted EBITDA	$482	$441	$1,419	$1,187

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	20.5%	18.0%	19.8%	16.8%

Net Income	$170	$193	$527	$366
Charges Associated with Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net (a)	34	9	68	126
Accelerated Depreciation Related to Shutdown	21	—	53	7
Tax Impact of Business Combinations, Shutdown and Other Special Charges and Exit Activities, Net, Accelerated Depreciation and Other Tax Items	(13)	(12)	(28)	(9)
Amortization Related to Purchased Intangible Assets, Net of Tax	17	17	49	51
Adjusted Net Income (b)	$229	$207	$669	$541

Adjusted Earnings Per Share - Basic (b)	$0.74	$0.67	$2.17	$1.75
Adjusted Earnings Per Share - Diluted (b)	$0.74	$0.67	$2.16	$1.75
(a) For the three and nine months ended September 30, 2023, $6 million is recorded in costs of sales for inventory write-offs related to the CRB machine decommission.
(b) Excludes amortization related to purchased intangibles.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	September 30,	September 30,	December 31,
In millions	2023	2022	2022
Net Income	$683	$405	$522
Add (Subtract):
Income Tax Expense	235	144	194
Interest Expense, Net	234	178	197
Depreciation and Amortization	607	552	556
EBITDA	1,759	1,279	1,469
Charges Associated with Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	73	192	131
Adjusted EBITDA	$1,832	$1,471	$1,600

	September 30,	September 30,	December 31,
Calculation of Net Debt:	2023	2022	2022
Short-Term Debt and Current Portion of Long-Term Debt	$762	$300	$53
Long-Term Debt (a)	4,846	5,227	5,230
Less:
Cash and Cash Equivalents	(146)	(82)	(150)
Total Net Debt	$5,462	$5,445	$5,133

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	2.98	3.70	3.21
(a) Excludes unamortized deferred debt issue costs.

	Nine Months Ended
	September 30,
In millions	2023	2022
Net Cash Provided by Operating Activities	$702	$620
Net Cash Receipts from Receivables Sold included in Investing Activities	83	81
Cash Payments Associated with Business Combinations, Shutdown and Other Special Charges, and Exit Activities, Net	16	36
Adjusted Net Cash Provided by Operating Activities	$801	$737
Capital Spending	(592)	(445)
Adjusted Cash Flow	$209	$292

Calculation of Net Organic Sales Growth:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions	2023	2022	2023	2022
Net Sales	$2,349	$2,451	$7,179	$7,054
Open Market Paperboard Sales (Paperboard Mills Segment)	(236)	(345)	(804)	(933)
Impact of Purchased Sales from Acquisitions (a)	(9)	—	(9)	—
Impact of Pricing (a)	(98)	—	(454)	—
Impact of Foreign Exchange (b)	(29)	—	8	—
Net Organic Sales	$1,977	$2,106	$5,920	$6,121
Net Organic Sales Growth	(6.1)%		(3.3)%
(a) Represents pricing from converting sales, including price recovery from acquisitions.
(b) Impact of Foreign Exchange is measured as the increase or decrease in sales for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.